Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132795 and 333-143274 on Form S-8 and Registration Statement No. 333-138652 on Form S-3 of our report dated March 20, 2008, relating to the consolidated financial statements of Telesat Holdings Inc. and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of Loral Space & Communications Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants
Licensed Public Accountants
Toronto, Ontario
April 29, 2008